SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albuquerque, State of New Mexico, on December 4, 2006.

SURFECT HOLDINGS, INC.

By:	__________________________
Steve Anderson
Chief Executive Officer and President
and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steve Anderson as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement, and any and all amendments thereto (including post-effective amendments), and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, as amended, this registration statement has been signed by the following persons in the capacities indicated on December 4, 2006.

Name	Title

____________________________ James B. Turk	Chief Financial Officer (chief financial and accounting officer)

____________________________ Steve Anderson	Director

/s/ Laurence Wagner Laurence Wagner	Director

____________________________ Chad Brownstein	Director

____________________________ Jonah Schnel	Director

____________________________ Thomas Griego	Director